UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 4, 2011  (May 3, 2012)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Nick L. Stanage

Yesterday, May 3, 2012, we announced that, effective May 3, 2012, Mr. Nick L. Stanage was appointed Chief Operating Officer, in addition to serving as President of Hexcel.  We also issued a press release on May 3, 2012 regarding the appointment of Mr. Stanage, which press release is filed as an exhibit to this Form 8-K.

Mr. Stanage, 53, has served as President of Hexcel since November 2009.  He joined Hexcel after serving as President of the Heavy Vehicle Products business of Dana Holding Corporation, a position he held from December 2005 to October 2009. Mr. Stanage was Vice President and General Manager of the Commercial Vehicle Group at Dana from August 2005 to December 2005.

Item 5.07                Submission of Matters to a Vote of Security Holders

(a)          Hexcel’s annual meeting of stockholders was held on May 3, 2012.

(b)         The stockholders elected all of Hexcel’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes

Joel S. Beckman	79,055,408	1,999,839	10,819,270
David E. Berges	75,567,808	5,485,005	10,819,270
Lynn Brubaker	80,662,924	218,735	10,819,270
Jeffrey C. Campbell	80,779,724	253,673	10,819,270
Sandra L. Derickson	79,072,900	1,976,622	10,819,270
W. Kim Foster	80,796,140	250,389	10,819,270
Thomas A. Gendron	79,058,209	1,991,443	10,819,270
Jeffrey A. Graves	79,972,936	1,078,668	10,819,270
David C. Hill	80,797,268	253,305	10,819,270
David L. Pugh	79,064,569	1,990,673	10,819,270

(c)                The stockholders approved, on an advisory basis, the compensation of Hexcel’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
71,683,179	8,664,993	753,006	10,819,270

(d)               The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Hexcel’s independent registered public accounting firm for 2012 as follows:

For	Against	Abstain
87,049,111	4,803,986	67,351

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release issued May 3, 2012, regarding the appointment of Nick L. Stanage to the position of Chief Operating Officer

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 4, 2012
/s/ Ira J. Krakower

Ira J. Krakower
Senior Vice President, General Counsel & Secretary